As filed with the Securities and Exchange Commission on December 11, 2025

Registration No. 333-274475

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective

Amendment No. 3

to

FORM F-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

VinFast Auto Ltd.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Singapore	3711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Dinh Vu – Cat Hai Economic Zone

Cat Hai Island, Cat Hai Special Zone

Hai Phong City, Vietnam

+84 225 3969999
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Sharon Lau
Stacey Wong
Latham & Watkins LLP
9 Raffles Place
#42-02 Republic Plaza
Singapore 048619
+65 6536 1161

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 (the “Post-Effective Amendment”) is being filed by VinFast Auto Ltd., a public company incorporated under the laws of Singapore (Company Registration No: 201501874G) (the “Company”), to withdraw and remove from registration all of the unsold securities under the Registration Statement on Form F-1 (File No. 333-274475) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission on September 12, 2023 and declared effective on October 2, 2023. The Registration Statement registered the offer and sale of up to 64,041,969 ordinary shares in the capital of the Company, no par value, and (a) up to 37,155,456 ordinary shares were sold by the selling securityholders under the Registration Statement and (b) 351,886 ordinary shares were issued pursuant to the exercise of warrants by the holders thereof.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration all of the securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on December 11, 2025.

VINFAST AUTO LTD.
By:	/s/ Le Thi Thu Thuy
Name:	Le Thi Thu Thuy
Title:	Chairwoman and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 11, 2025.

Signature	Title
*	Managing Director and CEO (principal executive officer)
Name: Pham Nhat Vuong
*	Chairwoman and Director
Name: Le Thi Thu Thuy
*	Director and Chief Financial Officer (principal financial officer and principal accounting officer)
Name: Nguyen Thi Lan Anh
*	Director
Name: Ling Chung Yee Roy
*	Director
Name: Tham Chee Soon
*	Director
Name: Nguyen Thi Van Trinh

By:	/s/ Le Thi Thu Thuy
Name :	Le Thi Thu Thuy
Title:	Attorney-in-Fact

*	Pursuant to the Power of Attorney contained in the signature page of the registration statement on Form F-1 (File No. 333-274475) (initially filed on September 12, 2023) and the signature page of the post-effective amendment to such registration statement (filed on October 21, 2024).

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the U.S. of VinFast Auto Ltd., has signed this registration statement or amendment thereto in New York, New York on December 11, 2025.

AUTHORIZED U.S. REPRESENTATIVE

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.